Exhibit 99.2

DEEP FISSION, INC.

(Unaudited)

TABLE OF CONTENTS

Condensed Unaudited Financial Statements as of and for the six months ended June 30, 2025 and 2024

Deep Fission, Inc.

Condensed Balance Sheets

(Unaudited)

	June 30,	December 31,
	2025	2024

ASSETS

Current assets
Cash and cash equivalents	$4,779,309	$6,728,895
Prepaid expenses and other current assets	118,818	32,113
SAFE note subscription receivable	-	110,000
Total current assets	4,898,127	6,871,008

Property and equipment, net	28,104	1,993

Total assets	$4,926,231	$6,873,001

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$84,961	$94,797
Accrued expenses	234	31,777
Accrued compensation	15,692	34,863
Total current liabilities	100,887	161,437

SAFE notes	20,463,632	15,224,665
Total liabilities	20,564,519	15,386,102

Commitments and contingencies (Note 6)

Stockholders’ deficit
Common stock, par value $0.01 and $0.0001 per share, 5,000,000 and 1,000,000 shares authorized, 938,567 and 942,235 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	9,386	94
Additional paid-in capital	148,257	146,276
Accumulated deficit	(15,795,931)	(8,659,471)
Total stockholders’ deficit	(15,638,288)	(8,513,101)

Total liabilities and stockholders’ deficit	$4,926,231	$6,873,001

The accompanying notes are an integral part of these unaudited condensed financial statements.

Deep Fission, Inc.

Condensed Statements of Operations

(Unaudited)

	For the Six Months Ended June 30,
	2025	2024

Operating expenses
General and administrative expenses	$2,718,780	$752,535
Research and development expenses	780,517	135,930
Operating expenses	3,499,297	888,465
Operating loss	(3,499,297)	(888,465)

Other non-operating income (expense)
Interest income	-	11,385
Change in fair value of SAFE Notes	(3,638,167)	(1,251,721)
Other income (expenses)	1,004	(350)
Total non-operating income (expense)	(3,637,163)	(1,240,686)

Net loss	$(7,136,460)	$(2,129,151)

Basic and diluted weighted average shares outstanding of common stock	937,438	658,569

Basic and diluted net loss per share of common stock	$(7.61)	$(3.23)

The accompanying notes are an integral part of these unaudited condensed financial statements.

Deep Fission, Inc.

Condensed Statements of Stockholders’ Deficit

(Unaudited)

For the Six Months Ended June 30, 2025

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2024	942,235	$94	$146,276	$(8,659,471)	$(8,513,101)
Stock-based compensation - restricted stock, net of repurchases	(3,668)	-	11,273	-	11,273
Change in par value to $0.01 per share	-	9,292	(9,292)	-	-
Net loss	-	-	-	(7,136,460)	(7,136,460)
Balance at June 30, 2025	938,567	$9,386	$148,257	$(15,795,931)	$(15,638,288)

For the Six Months Ended June 30, 2024

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2023	429,235	$43	$-	$(630,235)	$(630,192)
Stock-based compensation - restricted stock	507,500	51	140,679	-	140,730
Net loss	-	-	-	(2,129,151)	(2,129,151)
Balance at June 30, 2024	936,735	$94	$140,679	$(2,759,386)	$(2,618,613)

The accompanying notes are an integral part of these unaudited condensed financial statements.

Deep Fission, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	For the six months ended June 30,
	2025	2024

Cash flows from operating activities:
Net loss	$(7,136,460)	$(2,129,151)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,594	221
Change in fair value of SAFE notes	3,638,167	1,251,721
Stock-based compensation	10,452	135,432
Changes in operating assets and liabilities:
Prepaid expenses	(86,705)	(73,488)
Accounts payable	(9,836)	42,060
Accrued expenses	(31,543)	1,039
Accrued compensation	(19,171)	24,861
Net cash used in operating activities	(3,632,502)	(747,305)

Cash flows from investing activities:
Purchases of property and equipment	(28,705)	(2,657)
Net cash used in investing activities	(28,705)	(2,657)

Cash flows from financing activities:
Proceeds from exercise of restricted stock awards	821	5,298
Proceeds from SAFE notes	1,710,800	2,440,000
Payment of related party loan	-	(10,000)
Net cash provided by financing activities	1,711,621	2,435,298

Net (decrease) increase in cash and cash equivalents	(1,949,586)	1,685,336

Cash and cash equivalents, beginning of period	6,728,895	945,802
Cash and cash equivalents, end of period	$4,779,309	$2,631,138

Supplemental cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$350

The accompanying notes are an integral part of these unaudited condensed financial statements.

Deep Fission, Inc.

Notes to Unaudited Condensed Financial Statements

Note 1: Description of Business and Basis of Presentation

Organization

Deep Fission, Inc. (“Deep Fission”, the “Company”, and also referred to as “us”, “we” or “our”) was incorporated on July 17, 2023, under the laws of the state of Delaware.

Operations

The Company was established to provide a first-of-its-kind solution of developing a Deep Borehole pressurized water reactor (“DBR”) placed one mile underground to deliver clean, secure, and low-cost electricity. The Company has made progress in achieving milestones toward eventual commercialization of its DBR, the most significant of which was selection by the U. S. Department of Energy in August 2025 for participation in the Nuclear Reactor Pilot Program.  That pilot program anticipates deployment of the Company’s first test DBR by July 2026.

The Company’s activities are subject to significant risks and uncertainties, including the possibility that it may be unable to secure sufficient funding to sustain operations until its Standard Design Approval (“SDA”) applications are approved by the Nuclear Regulatory Commission (“NRC”), commercialization is achieved, and customers are secured.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to SEC rules and regulations applicable to interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a compete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s financial position, results of operations, and cash flows for the periods presented. These interim financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Current Report on Form 8-K for the year ended December 31, 2024.

Deep Fission, Inc.

Notes to Unaudited Condensed Financial Statements

Liquidity and Going Concern

As of June 30, 2025 and December 31, 2024, the Company’s cash and cash equivalents were $4,779,309 and $6,728,895, respectively. The Company continues to incur significant operating losses. For the six months ended June 30, 2025 and 2024, the Company had a net loss of $7,136,460 and $2,129,151, respectively, and used cash in operating activities of $3,640,973 and $747,305, respectively. As of June 30, 2025 and December 31, 2024, the Company had accumulated deficits of $15,795,931 and $8,659,471, respectively. Management expects that significant on-going operating expenditures will be necessary to successfully implement the Company’s business plan and develop and market its products. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued. Implementation of the Company’s plans and its ability to continue as a going concern will depend upon the Company’s ability to establish a source of revenue and raise additional capital to fund its operations.

The Company plans to access capital resources through possible public or private equity offerings, debt financings, corporate collaborations, and other means. The Company has historically been able to raise capital through equity and equity-linked instruments, such as simple agreement for future equity (“SAFE”), although no assurance can be provided that it will continue to be successful in the future. While the Company believes that it has a reasonable basis for its expectation and it will be able to raise additional funds, there is no assurance that the Company will be able to complete additional financing in a timely manner.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern due to the inability to obtain adequate financing in the future.

Deep Fission, Inc.

Notes to Unaudited Condensed Financial Statements

Note 2: Summary of Significant Accounting Policies

The accompanying financial statements reflect the application of the accounting policies described in this note.

Segments

In accordance with criteria under ASC 280, which establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer. The Company’s CODM reviews results to assess performance, make decisions, and allocates operating and capital resources of the Company as a whole, therefore, there is only one reportable segment. The CODM does not distinguish its principal business activities for the purpose of internal reporting and uses net loss to allocate resources in the annual budgeting and forecasting process, along with using that measure as a basis for evaluating financial performance quarterly by comparing the actual results with historical budgets.

Significant segment expenses that are provided to CODM on a regular basis and are included within reported measure of segment profit or loss are research and development and general and administrative. Other segment items are represented by change in fair value of SAFE Notes, interest and other income.

The condensed statements of operations for the six months ended June 30, 2025 and 2024, reflect the significant segment expenses and other segment items, as well as the condensed balance sheets as of June 30, 2025 and December 31, 2024, for the one reportable segment.

Use of Estimates

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results may differ from these estimates.

Fair Value Measurements

The authoritative guidance with respect to fair value established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below. There are no transfers in and out of Levels 1 and 2, and activity in Level 3 fair value measurements.

Financial instruments measured and reported at fair value are classified and disclosed in one of the following categories:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company is able to access.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs, other than quoted prices included in Level 1, that are observable either directly or indirectly. These inputs may include (a) quoted prices for similar assets in active markets, (b) quoted prices for identical or similar assets in markets that are not active, (c) inputs other than quoted prices that are observable for the asset, or (d) inputs derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Valuations based on inputs that are unobservable and significant to the entire fair value measurement.

Deep Fission, Inc.

Notes to Unaudited Condensed Financial Statements

The Company determines the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, the Company performs an analysis of the assets and liabilities at each reporting period end.

The Company’s cash and cash equivalents, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities approximate their fair value due to the short-term nature of these assets and liabilities. The Company’s SAFE Notes (see Note 5) are carried at fair value and classified as Level 3 liabilities.

Cash and Cash Equivalents

The Company maintains deposits in financial institutions that at times exceed the insured amounts provided by the Federal Deposit Insurance Corporation. The Company believes it is not exposed to any significant credit risk to cash. Certificates of deposit and other short-term investments with an original maturity of three months or less are considered cash equivalents.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation are computed using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance which do not extend the useful lives of the assets are charged to operations as incurred.

The Company reviews its long-lived assets periodically to determine potential impairment by comparing the carrying value of those assets with the estimated future undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future undiscounted cash flows be less than the carrying value, the Company would recognize an impairment loss at that time. No impairment loss was recognized during the periods ended June 30, 2025 and 2024. The estimated useful lives of the Company’s property and equipment are as follows:

Useful Life
Equipment	3 years

SAFE Notes

The Company has issued Simple Agreements for Future Equity (“SAFE Notes”) in exchange for cash financing.

The Company has accounted for its SAFE Notes as derivatives under the FASB ASC 815-40 and ASC 815-10 and presented them as long-term liabilities in the accompanying condensed balance sheets. If any changes in the fair value of the SAFEs occur, the Company will record such changes through earnings.

Research and Development Expenses

Research and development expenses include consulting fees and registration fees related to the Company’s pursuit of furthering intellectual property, and analytical work. The Company expenses all research and development costs in the periods in which they are incurred.

Deep Fission, Inc.

Notes to Unaudited Condensed Financial Statements

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation”. The Company measures all stock-based awards granted to employees, directors and non-employee consultants based on the fair value on the date of the grant and recognizes compensation expense for those awards over the requisite service period, which is generally the vesting period of the respective award. The Company classifies stock-based compensation expense in its statement of operations in the same manner in which the award recipient’s costs are classified.

Net Loss Per Common Share

We calculate basic net loss per common share in accordance with ASC 260, “Earnings Per Share,” based on the weighted-average number of outstanding common shares during the fiscal period. Diluted loss per common share is based on the weighted-average number of outstanding common shares plus the weighted-average number of potential outstanding common shares. In periods where they are anti-dilutive, such amounts are excluded from the calculations of dilutive earnings per share. Net loss per common share is computed separately for each period presented. There were no dilutive shares for the six months ended June 30, 2025 and 2024.

Income Taxes

Income taxes are accounted for in accordance with ASC 740, “Income Taxes.” Under ASC 740, the provision for income taxes is comprised of taxes that are currently payable and deferred taxes that relate to the temporary differences between financial reporting carrying values and tax bases of assets and liabilities. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that the deferred tax assets will be realized. Deferred tax assets and liabilities are calculated by applying existing tax laws and the rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized. As of June 30, 2025 and December 31, 2024, a full valuation allowance was recorded against deferred tax assets.

The Company accounts for uncertainty in income taxes using a recognition and measurement threshold for tax positions taken or expected to be taken in a tax return, which are subject to examination by federal and state taxing authorities. The tax benefit from an uncertain tax position is recognized when it is more likely than not that the position will be sustained upon examination by taxing authorities based on technical merits of the position. The amount of the tax benefit recognized is the largest amount of the benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The effective tax rate and the tax basis of assets and liabilities reflect management’s estimates of the ultimate outcome of various tax uncertainties. There were no unrecognized tax benefits as of June 30, 2025 and December 31, 2024. Once identified, the Company will recognize penalties and interest related to uncertain tax positions within the provision (benefit) for income taxes line in the accompanying condensed statements of operations. There were no amounts accrued for the payment of interest and penalties as of June 30, 2025 and December 31, 2024.

Deep Fission, Inc.

Notes to Unaudited Condensed Financial Statements

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company or its members will not be subject to additional tax, penalties, and interest as a result of such challenge. Generally, the Company is subject to examination by taxing authorities for a period of three years from the date the returns are filed. All returns since inception are subject to examination by taxing authorities.

Risk and Uncertainties

The ongoing regional conflicts around the world and certain other macroeconomic factors including tariffs, inflation, and rising interest rates, have contributed to economic uncertainty. Additionally, events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. Furthermore, it is possible that U.S. policy changes, including planned or proposed budget cuts at the federal government level, could increase market volatility in the near term. These factors, amongst other things, could result in further economic uncertainty and volatility in the capital markets in the near term, and could negatively affect our operations. We will continue to monitor material impacts on our business strategies and operating results.

New Accounting Pronouncements

The Company does not believe that any recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

Note 3: Property and Equipment

Property and equipment consisted of the following:

	June 30, 2025	December 31, 2024

Equipment	$31,362	$2,657

Less: accumulated depreciation	(3,258)	(664)

Equipment, net	$28,104	$1,993

Depreciation expense for the six months ended June 30, 2025 and 2024 totaled $2,594 and $221, respectively.

Deep Fission, Inc.

Notes to Unaudited Condensed Financial Statements

Note 4: SAFE Notes

During the six months ended June 30, 2025 and 2024, the Company issued SAFE Notes in exchange for aggregate amounts of $1,600,800 and $1,940,000, respectively. For the six months ended June 30, 2025, the Company received total cash proceeds of $1,710,800, with $1,600,800 cash from the issuance of SAFE Notes during the period and $110,000 of cash received from the subscription of a SAFE Note. For the six months ended June 30, 2024, the Company received total cash proceeds of $2,440,000, with $1,940,000 cash from the issuance of SAFE Notes during the period and $500,000 of cash received from the subscription of a SAFE Note.

Upon a qualifying future equity financing involving preferred shares, SAFE Notes settle into a number of preferred shares equal to the greater of (i) the number of shares of standard preferred stock equal to the amount invested under the SAFE Note divided by the lowest price per share of the standard preferred stock, or (ii) the number of shares of SAFE Preferred Stock equal to the Purchase Amount divided by SAFE Price. Alternatively, upon the occurrence of a change of control, a direct listing or an initial public offering (described as a “liquidity event”) (other than a qualified financing), the investors shall have the option to receive either (i) cash payment equal to the invested amount under such SAFE Note, or (ii) a number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE Note.

If a dissolution event occurs prior to the termination of the SAFE Notes, the investor will be entitled to receive a portion of the related proceeds equal to the purchase amount (or the amount received for the SAFE Notes).

No SAFE Notes converted into shares of the Company’s preferred stock during the six months ended June 30, 2025 and 2024.

Note 5: Fair Value Measurements

The following is a description of the valuation methodology and significant inputs used for each asset and liability measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset or liability within the fair value hierarchy.

The Company’s SAFE Notes are recorded at fair value on the condensed balance sheets. The fair value of the Company’s SAFE Notes is based on significant inputs not observable in the market which cause the instrument to be classified as a Level 3 measurement with the fair value hierarchy. The valuation uses weighted average probabilities estimated by management considering pay-offs under various scenarios as follows: (i) an equity financing where the SAFE Notes will convert into certain preferred stock; (ii) a liquidity event (change of control, and initial public offering) where the SAFE noteholders will have an option to receive either a cash payment equal to the invested amount under such SAFE Note, or a number of shares of preferred stock equal to the invested amount divided by the liquidity price; and (iii) dissolution event where the SAFE noteholders will be entitled to receive a portion of the related proceeds equal to the purchase amount. Management estimated that equity financing or liquidity events were the predominant settlement scenarios at each period end. The Company determined the fair value of the SAFE Notes under the Monte Carlo simulation method which was used to estimate the future market value of invested capital (“MVIC”) of the Company at an equity financing event and the expected payment to the SAFE noteholders at each simulated MVIC value. The Company believes these assumptions would be made by a market participant in estimating the valuation of the SAFE Notes. The Company assesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the SAFE Notes are recognized on the condensed statements of operations.

Deep Fission, Inc.

Notes to Unaudited Condensed Financial Statements

The key assumptions used in the Monte Carlo simulation are presented in the table below:

	June 30, 2025	December 31, 2024
Asset volatility(1)	90 - 105%	85 - 95%
Risk-free rate(2)	3.64 - 4.00%	4.08 - 4.23%
Expected term(3)	6 - 42 months	12 - 48 months

(1)	Volatility was based on implied and historical volatility of the share price of peer companies.
(2)	Risk-free rate based on the U.S. Treasury yield in effect at the time of SAFE Notes consistent with the expected term.
(3)	The simulation considered 6 months – 12 months term for equity event and 3.5 and 4-year term for liquidity event.

The following table presents a reconciliation of the liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as of June 30, 2025 and December 31, 2024:

	June 30, 2025	December 31, 2024
Beginning balance	$15,224,665	$2,047,000
SAFE Notes issued during the period	1,600,800	8,190,000
Change in fair value during the period	3,638,167	4,987,665
Ending balance	$20,463,632	$15,224,665

Note 6: Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Deep Fission, Inc.

Notes to Unaudited Condensed Financial Statements

Note 7: Stockholders’ Equity

Common Stock

As of June 30, 2025 and December 31, 2024, we had 5,000,000 and 1,000,000 shares of common stock authorized, with 938,567 and 942,235 shares issued and outstanding, respectively. Each share of our common stock has a par value of $0.01 and $0.0001 as of June 30, 2025 and December 31, 2024, respectively. In June 2025, the Company amended and restated the certificate of incorporation to increase the authorized shares of common stock to 5,000,000 and the par value to $0.01.

Restricted Common Stock Awards

During the six months ended June 30, 2025, the Company’s Board of Directors approved the issuances of Restricted Common Stock to employees, officers, directors, and consultants. Stock-based compensation is measured using a fair value-based method for all equity-based awards. The cost of awarded equity instruments is recognized based on each instrument’s grant-date fair value over the period during which the grantee is required to provide service in exchange for the award. Grants ranged from vesting immediately, to over four years. The determination of fair value for the restricted common stock awards, requires significant judgment and the use of estimates as the Company does not have an observable stock price. The Company estimated the fair value of common stock using invested capital multiple and discounted present value to arrive at equity available for common shareholders.

Stock-based compensation is recorded as a general and administrative expense in the accompanying condensed statements of operations. Shares are issued concurrently with the issuance of Restricted Common Stock.

A summary of the restricted common stock award activity during the six months ended June 30, 2025, is as follows:

	Restricted Common Stock
		Weighted
	Number of	Average
	Shares	Fair Value
Unvested as of December 31, 2024	166,437	$0.09
Granted	3,332	1.91
Vested	(35,463)	0.29
Forfeited/ cancelled	(7,000)	0.31
Unvested as of June 30, 2025	127,306	$0.12

Stock-based compensation expense for the six months ended June 30, 2025 and 2024, were $10,452 and $135,432, respectively. As of June 30, 2025, the Company has an unrecognized stock-based compensation of $15,001 which will be recognized over a weighted average period of 2.13 years.

Deep Fission, Inc.

Notes to Unaudited Condensed Financial Statements

Note 8: Related Party Transactions

The Company has signed a consulting agreement with a related party, Deep Isolation, Inc., a company co-founded by Deep Fission’s co-founder and CEO. to develop generic technical and regulatory guidance for management of the Company. The Company has paid certain administrative expenses totaling $12,500 and $0 during the six months ended June 30, 2025 and 2024, respectively.

During 2023, the Company received $10,000 in exchange for a loan payable to a related party. The loan was due on demand and carried interest of 6% per annum. The loan was repaid in full, with interest in during the six months ended June 30, 2024.

Note 9: Subsequent Events

The Company has evaluated subsequent events through September 4, 2025, the date these financial statements were available to be issued, and determined that except for the transactions described below, there have been no events that occurred that would require adjustments to the Company’s disclosures.

Related Party Transaction

In August 2025, the Company granted an aggregate of 84,351 non-qualified stock options to purchase the Company’s common stock at an exercise price of $51.20 per share, to Elizabeth Muller (CEO) and Richard Muller (CTO).

SAFE Notes

From July 1, 2025 through the date these financial statements were issued, the Company executed SAFE Notes in the aggregate amount of $1,255,000 at valuation caps of $45 million and $80 million. The terms of the SAFE Notes are similar to the SAFE Notes as described in Note 4.

Restricted Common Stock

From July 1, 2025 through the date these financial statements were issued, the Company granted 81,994 shares, net of forfeiture or cancellation, of the Company’s common stock subject to four-year vesting.